Exhibit 99.1

                   Staples, Inc. Reports Record First Quarter
     Performance; Sales Increased 13 Percent and Earnings Per Share Rose 24 Percent; North American Retail Comparable Sales Increased Four Percent


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 17, 2005--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended April 30, 2005. Total company sales for the quarter grew to $3.90 billion, an increase of 13 percent versus $3.45 billion for the same quarter of 2004. North American Retail comparable sales increased four percent, with total North American Retail sales growth of nine percent. North American Delivery sales rose 17 percent, and International sales grew 19 percent.
    The company achieved net income of $159 million for the quarter. After adjusting for the three-for-two stock split effective April 15, 2005, this represents earnings per share of $0.21, on a diluted basis, a 24 percent increase over the first quarter of 2004.
    "Our team continues to deliver industry-leading results and drive significant market share gains," said Ron Sargent, Staples' chairman and chief executive officer. "We are reaping the rewards of our balanced approach to growth and profitability. The continued strength of our North American businesses provides us with the flexibility to invest in the many ideas that will sustain our growth in the years to come."

    Highlights of Staples' performance for the first quarter include:

    -- North American Retail achieved 40 percent improvement in business unit income, driven by gross profit expansion and operating expense management.

    -- North American Delivery increased business unit income 35 percent and now ranks number one in sales in the delivered office products market.

    -- The company opened eight stores in Chicago, with sales exceeding expectations.

    -- International comparable retail sales were flat, with positive retail comps in Germany, Belgium and Portugal.

    -- The company converted 22 Office World stores with plans to complete 25 additional remodels by August.

    -- Total company operating margin improved 60 basis points year over year to 6.4 percent, reflecting the company's continued focus on customer service, execution and differentiation.

    --  Inventory turns improved by 33 basis points year over year to
        5.65 times.

    -- The company paid an annual cash dividend of $0.17 per share (or $0.25 on a pre-split basis) on April 14, 2005, to shareholders of record on March 28, 2005.

    -- Staples issued a three-for-two common stock dividend on April 15, 2005, to shareholders of record on March 29, 2005.

    Outlook

    For the second quarter of 2005, Staples expects to achieve 18 percent earnings per share growth, consistent with current analyst estimates. Second quarter revenues are expected to increase in the low double-digits, with North American Retail comparable sales in the low single-digits. North American Delivery growth is expected to be in the mid-teens, and the company's International business is expected to have growth in the high-teens.
    For the full-year 2005, the company anticipates revenue growth to be in the low double-digit range, with low single-digit North American Retail comparable sales. North American Delivery sales are expected to increase in the low to mid-teens range, and the International business is expected to have growth in the mid to high-teens. The company is comfortable with the current average analyst earnings estimates for the remainder of the year and expects full-year earnings per share growth to fall in the high end of the previously articulated range of 15 to 18 percent.
    This outlook does not include any impact related to the expensing of stock options, which the company does not expect to implement until the first quarter of 2006.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 65,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2004 sales of $14.4 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,695 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our quarterly report on Form 10-Q for the quarter ended April 30, 2005, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.




                       STAPLES, INC. AND SUBSIDIARIES
                         Consolidated Balance Sheets
              (Dollar Amounts in Thousands, Except Share Data)


                                                April 30,
                                                   2005    January 29,
                                               (Unaudited)    2005
                                               ----------- -----------
ASSETS
Current assets:
   Cash and cash equivalents                     $816,180    $997,310
   Short-term investments                         456,119     472,231
   Receivables, net                               523,492     485,126
   Merchandise inventories, net                 1,564,987   1,602,530
   Deferred income tax asset                      100,256      86,041
   Prepaid expenses and other current assets      133,317     138,374
                                               ----------- -----------
       Total current assets                     3,594,351   3,781,612

Property and equipment:
   Land and buildings                             653,858     649,175
   Leasehold improvements                         772,706     762,946
   Equipment                                    1,157,763   1,140,234
   Furniture and fixtures                         612,597     597,293
                                               ----------- -----------
       Total property and equipment             3,196,924   3,149,648
   Less accumulated depreciation and
    amortization                                1,608,267   1,548,774
                                               ----------- -----------
       Net property and equipment               1,588,657   1,600,874

   Lease acquisition costs, net of accumulated
    amortization                                   38,530      38,400
   Intangible assets, net of accumulated
    amortization                                  230,490     222,520
   Goodwill                                     1,335,416   1,321,464
   Other assets                                    78,358     106,578
                                               ----------- -----------
       Total assets                            $6,865,802  $7,071,448
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $1,212,831  $1,241,433
   Accrued expenses and other current
    liabilities                                   888,417     954,184
   Debt maturing within one year                    1,165       1,244
                                               ----------- -----------
       Total current liabilities                2,102,413   2,196,861

Long-term debt                                    541,160     557,927
Deferred income tax liability                      34,096      23,314
Other long-term obligations                       191,984     178,150

Minority interest                                   4,319           -

Stockholders' equity:
   Preferred stock, $.01 par value, 5,000,000
    shares authorized; no shares issued                 -           -
   Common stock, $.0006 par value,
    2,100,000,000 shares authorized;issued
    815,300,058 shares at April 30, 2005 and
    813,049,136 shares at January 29, 2005            489         488
   Additional paid-in capital                   2,300,359   2,254,947
   Cumulative foreign currency translation
    adjustments                                   100,830     114,427
   Retained earnings                            2,854,673   2,818,163
   Less: Treasury stock at cost - 77,661,461
    shares at April 30, 2005, and 68,547,587
    shares at January 29, 2005                 (1,264,521) (1,072,829)
                                               ----------- -----------
       Total stockholders' equity               3,991,830   4,115,196
                                               ----------- -----------
       Total liabilities, minority interest
        and stockholders' equity               $6,865,802  $7,071,448
                                               =========== ===========



                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                              (Unaudited)

                                                   13 Weeks Ended
                                               -----------------------
                                                April 30,    May 1,
                                                  2005        2004
                                               ----------- -----------

Sales                                          $3,899,052  $3,452,155
Cost of goods sold and occupancy costs          2,836,520   2,516,530
                                               ----------- -----------
    Gross profit                                1,062,532     935,625

Operating and other expenses:
  Operating and selling                           645,539     587,280
  General and administrative                      162,745     144,442
  Amortization of intangibles                       3,402       1,989
                                               ----------- -----------
    Total operating  expenses                     811,686     733,711
                                               ----------- -----------

Operating income                                  250,846     201,914

Other income (expense):
  Interest income                                  10,950       4,601
  Interest expense                                 (9,988)     (8,111)
  Miscellaneous expense                              (621)       (402)
                                              ------------ -----------
   Income before income taxes and minority
    interest                                      251,187     198,002
Income tax expense                                 91,683      72,271
                                               ----------- -----------
   Income before minority interest                159,504     125,731
Minority interest                                      78           -
                                               ----------- -----------
    Net income                                   $159,426    $125,731
                                               =========== ===========

Earnings Per Share:

     Basic earnings per common share                $0.22       $0.17
                                               =========== ===========
     Diluted earnings per common share              $0.21       $0.17
                                               =========== ===========
Dividends declared per common share                 $0.17       $0.13
                                               =========== ===========



                    STAPLES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                     (Dollar Amounts in Thousands)
                              (Unaudited)

                                                  13 Weeks Ended
                                              -----------------------
                                                April 30,    May 1,
                                                  2005        2004
                                              ----------- -----------
Operating Activities:
  Net income                                    $159,426    $125,731
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                73,185      67,639
     Deferred tax benefit                         (5,224)     (2,542)
     Other                                        13,695      12,144
     Changes in assets and liabilities:
     Increase in receivables                     (36,585)     (5,953)
     Decrease in merchandise inventories          38,029      74,609
     Decrease in prepaid expenses and other
      assets                                         655      12,984
     Decrease in accounts payable                (27,617)    (41,730)
     Decrease in accrued expenses and other
      liabilities                                (63,236)    (62,592)
     Increase in other long-term obligations      11,337       2,558
                                              ----------- -----------
Net cash provided by operating activities        163,665     182,848

Investing Activities:
  Acquisition of property and equipment          (63,448)    (55,140)
  Increase in investment, net of cash
   acquired                                       (3,872)          -
  Purchase of short-term investments          (1,824,115) (3,569,858)
  Proceeds from the sale of short-term
   investments                                 1,840,227   3,475,653
                                              ----------- -----------
Net cash used in investing activities            (51,208)   (149,345)

Financing Activities:
  Proceeds from the exercise of stock options
   and the sale of stock under employee stock
  purchase plans                                  24,693      18,912
  Payments on borrowings                            (637)     (2,557)
  Cash dividends paid                           (122,916)          -
  Purchase of treasury stock, net               (191,692)   (110,599)
                                              ----------- -----------
Net cash used in financing activities           (290,552)    (94,244)

Effect of exchange rate changes on cash and
 cash equivalents                                 (3,035)     (6,906)

Net decrease in cash and cash equivalents       (181,130)    (67,647)
Cash and cash equivalents at beginning of
 period                                          997,310     457,465
                                              ----------- -----------
Cash and cash equivalents at end of period      $816,180    $389,818
                                              =========== ===========

Supplemental Non Cash Financial Activity:
     Cash dividend payable on common stock             $-     $99,553



                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)


                                                    (Unaudited)
                                                   13 Weeks Ended
                                               -----------------------
                                                April 30,    May 1,
                                                  2005        2004
                                               ----------- -----------
Sales:
North American Retail                          $2,166,623  $1,982,383
North American Delivery                         1,183,316   1,007,916
International Operations                          549,113     461,856
                                               ----------- -----------
Total sales                                    $3,899,052  $3,452,155
                                               =========== ===========

Business Unit Income:
North American Retail                            $149,081    $106,114
North American Delivery                            98,603      73,105
International Operations                            3,162      22,695
                                               ----------- -----------
Total business unit income                       $250,846    $201,914
Interest and other expense, net                       341      (3,912)
                                               ----------- -----------
Income before income taxes                       $251,187    $198,002
                                               =========== ===========



    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Deborah Hohler, 508-253-8530/8509 or
             Investor Contact:
             Laurel Lefebvre/Katy Nash, 508-253-4080/7342